COMPREHENSIVE TECHNOLOGY SERVICES AGREEMENT

全面技术服务协议

This Comprehensive Technology Services Agreement (this “Agreement”) is entered into as of July 23, 2025, by and between:

本《全面技术服务协议》（“本协议”）由以下双方于 2025 年 7 月 23 日签署：

Party A (Client): Mercurity Fintech Holdings Inc., a company organized and existing under the laws of the Cayman Islands (“MFH” or “Party A”).

甲方（委托方）：Mercurity Fintech Holdings Inc.，一家依据开曼群岛法律注册成立并存续的公司（以下简称“MFH”或“甲方”）。

Party B (Service Provider): Palantir Innovation Technologies Corporation, a company organized and existing under applicable laws (“Party B”).

乙方（服务方）：Palantir Innovation Technologies Corporation，一家依据相关法律注册成立并存续的公司（以下简称“乙方”或“Party B”）。

Party A and Party B are hereinafter collectively referred to as the “Parties” and individually as a “Party”. The Parties, in the spirit of equality, voluntariness, and good faith, hereby enter into this Agreement regarding Party B’s provision of comprehensive technology services to Party A.

甲方与乙方合称“双方”，单独称“一方”。双方基于平等、自愿和诚实信用原则，就乙方向甲方提供全面技术服务相关事宜，达成本协议。

Article 1 – Scope of Services

第一条 服务范围

A) Outsourced Services Execution

A) 服务外包执行

(1) During the term of this Agreement, Party B shall assist Party A and Party A’s designated clients in providing technology consulting, system implementation support, and related technical execution services in connection with Digital Assets Treasury projects.

（1）乙方在本协议期限内，应协助甲方及甲方指定客户完成与 Digital Assets Treasury 相关的技术咨询、系统实施支持及配套技术执行服务。

(2) Party B shall provide ongoing technical support services, including system configuration recommendations, technical architecture optimization suggestions, implementation pathway planning, and troubleshooting of technical issues, based on project needs.

（2）乙方应根据具体项目需要，向甲方提供系统配置建议、技术架构优化建议、实施路径规划及技术问题排查等持续性技术支持服务。

(3) Upon Party A's reasonable request, Party B may assign or coordinate personnel with appropriate expertise to participate in project execution communications, solution reviews, or phased technical support activities.

（3）经甲方合理要求，乙方可指派或协调具备相应专业能力的技术人员参与项目执行沟通、方案评审或阶段性技术支持工作。

Term: Three (3) years. Consideration: US$1,000,000, payable through the issuance of 500,000 shares of Party A's common stock.

服务期限：三（3）年。服务对价：总对价 1,000,000 美元，折算为甲方普通股 500,000 股。

B) Blockchain Technology Consulting (RWA / Tokenization)

B) 区块链技术咨询（RWA / Tokenization）

(1) Party B shall assist Party A and its clients in designing technical frameworks, feasibility analysis, and implementation pathways for RWA (Real World Assets) issuance.

（1）乙方应协助甲方及甲方客户制定 RWA（Real World Assets）资产发行的技术方案、可行性分析及技术实现路径。

(2) Party B shall provide Party A with technical architecture and system implementation recommendations for the tokenization of various categories of RWA assets, including but not limited to physical assets, revenue-generating assets, and structured assets.

（2）乙方应就不同类型 RWA 资产（包括但不限于实物资产、收益权资产及结构化资产）的代币化技术路径，向甲方提供技术架构及系统实现建议。

(3) Party B may provide technical consultation regarding blockchain architecture selection, smart contract design principles, and system security considerations in connection with RWA and tokenization projects.

（3）乙方可就 RWA 与 Tokenization 项目涉及的链上架构选择、智能合约设计原则及系统安全性问题提供技术咨询意见。

Term: Three (3) years. Consideration: US$1,000,000, payable through the issuance of 500,000 shares of Party A's common stock.

服务期限：三（3）年。服务对价：总对价 1,000,000 美元，折算为甲方普通股 500,000 股。

C) Tokenization Platform Network Development

C) Tokenization 平台网络的搭建与研发

(1) Party B shall provide development and implementation services for a tokenization platform network, including without limitation the establishment of a network of tokenization service institutions, development of asset token issuance and trading platforms, and development of related compliance and anti-money laundering (AML) supporting systems.

（1）乙方应向甲方提供代币化平台网络的搭建与研发服务，包括但不限于搭建代币化服务机构网络、开发资产代币化发行及交易平台、开发合规与反洗钱（AML）系统等配套系统。

(2) Party B shall assist Party A with the overall technical architecture design of the platform, including technical planning for front-end systems, back-end systems, on-chain modules, and third-party system integrations.

（2）乙方应协助甲方进行平台整体技术架构设计，包括前端系统、后端系统、链上模块及第三方系统接口的技术规划。

(3) Party B may assist Party A in evaluating technology-related compliance requirements for platform operations across multiple jurisdictions and provide system-level compliance adaptation recommendations.

（3）乙方可协助甲方评估平台在不同司法辖区运营时涉及的技术合规要求，并就系统层面的合规适配提供技术建议。

Term: Three (3) years. Consideration: US$1,000,000, payable through the issuance of 500,000 shares of Party A's common stock.

服务期限：三（3）年。服务对价：总对价 1,000,000 美元，折算为甲方普通股 500,000 股。

Execution and Development Deliverables

执行与研发交付机制

In connection with execution- or development-oriented services, Party B shall, as appropriate, provide Party A with periodic descriptions of deliverables, technical documentation, or demonstration outputs, the specific form and cadence of which shall be determined by mutual written confirmation based on project circumstances. Any phased deliverables or milestone arrangements are intended solely for project management and communication purposes and shall not constitute any guarantee of commercial outcomes, system performance, or implementation success.

乙方在提供涉及执行或研发性质的服务过程中，应根据项目进展情况向甲方提供阶段性成果说明、技术文档或演示成果（如适用），具体形式及频次由双方根据项目实际情况另行书面确认。双方确认，任何阶段性交付或里程碑安排仅用于项目管理和沟通目的，不构成对任何商业结果、系统性能或实施成功的保证。

Article 2 – Term

第二条 服务期限

2.1 The term of this Agreement shall be three (3) years, commencing on July 23, 2025 and ending on July 22, 2028, unless earlier terminated in accordance with this Agreement.

2.1 本协议的服务期限为三（3）年，自 2025 年 7 月 23 日起至 2028 年 7 月 22 日止，除非依本协议提前终止。

Article 3 – Compensation

第三条 服务报酬

3.1 As consideration for the services to be provided by Party B under this Agreement, Party A agrees to issue to Party B an aggregate of 1,500,000 shares of Party A's common stock (the "Compensation Shares").

3.1 作为乙方根据本协议提供服务的对价，甲方同意向乙方发行合计 1,500,000 股甲方普通股作为服务报酬（"报酬股份"）。

3.2 The Compensation Shares shall be valued at US$2.00 per share, based on the closing price of Party A's common stock on the date of execution of this Agreement (July 23, 2025).

3.2 报酬股份的计价为每股 2 美元，该价格基于本协议签署日（2025 年 7 月 23 日）甲方普通股之收盘价。

3.3 The Parties agree that Party A shall issue all Compensation Shares to Party B in a single issuance following completion of all necessary internal corporate approvals and issuance procedures.

3.3 双方同意，甲方应在完成必要的公司内部批准及发行手续后，一次性向乙方发行全部报酬股份。

3.4 Party B acknowledges and agrees that the holding and disposition of the Compensation Shares may be subject to applicable securities laws, stock exchange rules, and any applicable resale restrictions. The Compensation Shares may bear a restrictive legend and/or be subject to transfer agent procedures.

3.4 乙方确认并同意，报酬股份的持有和处置可能受到适用证券法律、交易所规则及任何转售限制的约束。报酬股份可能被标注限制性图例（legend）及/或受转让代理（transfer agent）程序要求约束。

3.5 Subject to the satisfaction of all requirements of Rule 144 under the U.S. Securities Act of 1933 and other applicable laws (including, without limitation, the holding period, current public information requirements, and any applicable volume limitations), Party B may resell or otherwise dispose of the Compensation Shares pursuant to the Rule 144 exemption after six (6) months from the date of issuance of such Compensation Shares. For the avoidance of doubt, Party

A makes no representation or guarantee that Party B will be able to satisfy the Rule 144 conditions at any particular time.

3.5 在满足 1933 年《证券法》Rule 144 及其他适用法律法规全部条件（包括但不限于持有期限、信息披露要求及任何适用数量限制）的前提下，自报酬股份发行之日起满六（6）个月后，乙方可依法依据 Rule 144 豁免出售或以其他方式处置报酬股份。为避免歧义，甲方不对乙方能否在特定时间点满足 Rule 144 条件作出保证。

Article 4 – Obligations of the Parties

第四条 双方义务

4.1 Obligations of Party A

4.1 甲方义务

4.1.1 Party A shall provide Party B with such documentation, information, and other assistance as may be reasonably necessary for Party B to perform the services hereunder.

4.1.1 甲方应为乙方提供为履行本协议项下服务所合理需要的资料、信息及其他必要协助。

4.1.2 Party A shall complete the issuance of the Compensation Shares within the time frame set forth in Article 3 of this Agreement.

4.1.2 甲方应依照本协议第三条的约定，在约定期限内完成报酬股份的发行。

4.1.3 Party A shall independently evaluate the technical advice and recommendations provided by Party B and shall make its own business and investment decisions, and Party B shall not be liable for Party A's decisions.

4.1.3 甲方应对乙方所提供的技术意见及建议进行独立评估，自主作出经营及投资决策，乙方不对甲方的商业决策承担责任。

4.1.4 Party A shall take all reasonably necessary corporate actions to effect the issuance of the Compensation Shares, including obtaining internal authorizations and any board or shareholder approvals if applicable, instructing the transfer agent, and completing issuance and delivery procedures. For the avoidance of doubt, this Section does not create any obligation to register such shares or to file any registration statement.

4.1.4 甲方应采取一切为完成报酬股份发行所合理必要的公司行为，包括但不限于取得内部授权、董事会或股东批准（如适用）、指示过户代理并完成发行及交付手续。为避免歧义，本条不构成任何注册发行或提交注册声明之义务。

4.2 Obligations of Party B

4.2 乙方义务

4.2.1 Party B shall perform the services under this Agreement with due care, diligence, and in accordance with generally accepted industry professional standards.

4.2.1 乙方应按照行业通行的专业标准、以合理谨慎和勤勉的方式履行本协议项下服务。

4.2.2 Upon Party A's reasonable request, Party B shall participate in relevant meetings and provide written reports, technical memoranda, or phased deliverables to assist Party A in understanding and evaluating relevant technical solutions.

4.2.2 在甲方合理要求的情况下，乙方应参与相关会议，并提供书面报告、技术说明或阶段性成果说明，以协助甲方理解和评估相关技术方案。

4.2.3 In performing the services, Party B shall comply with all applicable laws, regulations, and regulatory requirements.

4.2.3 乙方在履行本协议过程中，应遵守适用的法律法规及监管要求。

Article 5 – Confidentiality

第五条 保密义务

5.1 Party B shall keep strictly confidential all non-public information obtained from Party A in connection with the performance of this Agreement and shall not disclose such information to any third party without Party A's prior written consent.

5.1 乙方应对在履行本协议过程中从甲方获得的所有非公开信息承担严格保密义务，未经甲方事先书面同意，不得向任何第三方披露。

5.2 The confidentiality obligations shall not apply to information that (i) is or becomes publicly available through no breach by Party B, (ii) is lawfully obtained from a third party without breach of any confidentiality obligation, or (iii) is required to be disclosed pursuant to applicable law or governmental order, provided that Party B shall notify Party A to the extent permitted by law.

5.2 下列信息不受前述保密义务约束：（1）已为公众普遍知悉的信息；（2）非因乙方违反本协议而成为公众信息的信息；（3）乙方从有合法披露权的第三方正当取得且不负有保密义务的信息；或（4）依据法律、法规或有权机关要求必须披露的信息，但乙方应在法律允许的范围内及时通知甲方。

5.3 The confidentiality obligations under this Article shall survive the termination of this Agreement for a period of three (3) years.

5.3 本条项下的保密义务在本协议终止后继续有效三（3）年。

Article 6 – Limitation of Liability

第六条 责任限制

6.1 All opinions, analyses, reports, and recommendations provided by Party B are advisory or service-related in nature and shall not constitute any engineering commitment, investment advice, guarantee of returns, or warranty of results.

6.1 乙方依据本协议提供的所有意见、分析、报告和建议均为顾问或服务性质，不构成任何形式的工程实施承诺、投资建议、收益保证或结果担保。

6.2 To the maximum extent permitted by applicable law, Party B shall not be liable for any indirect, incidental, punitive, or consequential damages.

6.2 在适用法律允许的最大范围内，乙方不对任何间接、附带、惩罚性或后果性损失承担责任。

Article 7 – Termination

第七条 协议终止

7.1 If either Party materially breaches this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice, the non-breaching Party may terminate this Agreement by written notice.

7.1 如一方严重违反本协议任何条款，且在收到守约方发出的书面违约通知后三十（30）日内未予纠正，守约方有权通过书面通知方式终止本协议。

7.2 Unless otherwise agreed in writing, any Compensation Shares validly issued and delivered shall not be revoked, clawed back, or returned as a result of termination of this Agreement.

7.2 除非双方另有书面约定，已经依法发行并交付的报酬股份不因本协议终止而被撤销、收回或退还。

Article 8 – Governing Law

第八条 适用法律

8.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

8.1 本协议的订立、效力、解释、履行及争议解决均适用美国纽约州法律（不考虑其法律冲突原则）。

Article 9 – Miscellaneous

第九条 其他条款

9.1 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements.

9.1 本协议构成双方就本协议所涉事项达成的完整协议，并取代此前任何口头或书面协议。

9.2 Any amendment or modification to this Agreement shall be effective only if made in writing and signed by both Parties.

9.2 本协议的任何修改或补充须经双方书面签署后方可生效。

9.3 This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

9.3 本协议可签署多份，每份均视为正本，具有同等法律效力。

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

兹证明，双方已于文首所载日期正式签署本协议。

Party A: Mercurity Fintech Holdings Inc.

By: ____________________________

Name: __Shi Qiu________________________

Title: _______CEO_________________

Date: _____07/23/2025____________________

Party B: Palantir Innovation Technologies Corporation

By: ____________________________

Name: __________________________

Title: _________________________

Date: __________________________